                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Ariel Corporation on Form S-8 of our report, which includes an explanatory paragraph about the Company's ability to continue as a going concern, dated March 6, 1998, on our audits of the financial statements of Ariel Corporation at December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.



                                                  PricewaterhouseCoopers LLP

Princeton, New Jersey
March 18, 1999